Exhibit 16.1

June 25, 2007

Securities and Exchange Commission
Washington, DC  20549

Commissioners:

We have read CAM Commerce Solutions, Inc.’s statements included under Item 4.01 of its Form 8-K filed on June 25, 2007, and we agree with such statements concerning our firm.

Sincerely,

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP